Form 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report(Date of earliest event reported):
                                November 15, 1999


                            WESTMORELAND COAL COMPANY
                            -------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-752                    23-1128670
          --------                       -----                    ----------
(State or other jurisdiction       (Commission File           (I.R.S. Employer
    of incorporation or                  Number              Identification No.)
       organization)


2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado       80903
--------------------------------------------------------------       -----
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number,
   including area code:                            719-442-2600
                                                   ------------

Item 5.     Other Events

     The Company reported a net loss of $3.1 million for the third quarter ended September 30, 1999, which is a $1.1 million improvement over second quarter 1999 results.

Item 7. Financial Statements and Exhibits

            (c) Exhibits

            Exhibit 99.14 -- Press release dated November 15, 1999.


                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         WESTMORELAND COAL COMPANY



Date: November 16, 1999             /s/ Robert J. Jaeger
                                    --------------------------
                                    By: Robert J. Jaeger
                                    Senior Vice President-Finance
                                    and Treasurer

<PAGE 1>
Exhibit 99.14

                     ---------------------------------------
                          Westmoreland Reports Reduced
                            Third Quarter 1999 Loss;
                     Nine Months 1999 Income of $5.2 Million
                     ---------------------------------------

Colorado  Springs,  CO - November 15, 1999 --  Westmoreland  Coal Company (AMEX:
WLB) today reported a net loss of $3.1 million for the third quarter ended September 30, 1999, which is a $1.1 million improvement over second quarter 1999 results. The improvement was due to increased revenues at Westmoreland Resources, Inc. ("WRI"), lower overhead costs and higher interest income. Set against a background of $6.4 million in retiree benefit expenses for the period, the loss for the third quarter 1999 was influenced primarily by the continued decline in the bond market during the quarter which caused a $450,000 non-cash negative adjustment in the value of the black lung trust fund investment; a continued reduction in coal throughput at Dominion Terminal Associates ("DTA") due to the further decline in the export coal market; and a reduction in equity in earnings from Westmoreland Energy, Inc. ("WEI") due to the previous sale of the Rensselaer project. Net income was $0.3 million for the comparable quarter in 1998 when certain retiree benefit expenses were stayed while the Company operated under protection of the Bankruptcy Court.

Christopher  K.  Seglem,  Westmoreland's  Chairman,  President,  and  CEO  said:
"Results from operations were improved, but still somewhat lower than expected this quarter. Our independent power facilities operated well, and endured the heat, drought and hurricanes that plagued the east coast. However, coal shipments from WRI, while reflecting completion of the scheduled maintenance outage at WRI's largest customer, fell short because of the loss of shipments to another customer, Otter Tail Power, due to test burns of other coals there. That contract will expire at the end of this year when Otter Tail, whose power plant we supply is not now scrubbed, shifts to lower sulfur coal in order to comply with Phase II of the Clean Air Act. DTA experienced increased losses in the third quarter in connection with the further downturn in the export coal market. Finally, an additional decline in the bond market resulted in a further negative non-cash adjustment of our black lung trust fund investment. The Company is taking steps to address these issues."

"In another important area, the impact of substantial accumulated, unpaid preferred dividends was further lessened during the third quarter as a result of the second tender offer completed in October," continued Seglem. "The decision to offer that additional opportunity for our preferred shareholders to sell their shares back at a price above current market even when it might create a shareholders' deficit, reflects the importance of the preferred dividend issue to all of us and the strategic use of cash by the Company."

"Underlying all operating results, of course, are the very large heritage costs which continue to burden the Company. They will cause the Company to operate at a loss until they are reduced or new sources of income are brought on line. On the legislative front, we continue to follow developments regarding the insolvency of the UMWA Combined Benefit Fund and the possible transfer of additional subsidies to it from the Abandoned Mine Land Reclamation Fund, at least as a stop-gap measure. Separately, we are also tracking the possible inclusion of prescription drug costs under Medicare coverage, which could alleviate the UMWA Combined Benefit Fund situation and lower our costs."

"Aside from such initiatives which could reduce our industry's and Company's singularly high retiree costs, future profitability lies in the growth and expansion of the Company. The energy industry is undergoing extraordinary change at this time, presenting both great challenges and great opportunities. We are concentrating current efforts on maximizing the value of existing operations and assets and are actively pursuing opportunities to use available cash to reinforce and grow our base in the energy sector in order to achieve sustained profitability. Available cash balances of $31.9 million are currently earning money market returns, pending investment in higher return opportunities," Seglem concluded.

Net loss applicable to common shareholders was $3.8 million after deduction of $0.7 million for unpaid preferred dividends for the third quarter of 1999 compared to a net loss of $0.9 million for the same period in 1998. As a result of the repurchase of 412,536 depositary shares through the second tender offer completed on October 26, quarterly preferred stock dividends in future quarters will be reduced from $0.7 million to $0.4 million. Accumulated but unpaid preferred dividends were reduced to $8.9 million from $13.3 million because of the October tender offer and from $22.0 million before the first tender. The Company currently has 834,833 depositary shares outstanding, each representing one-quarter of a share of preferred stock. Payment of preferred stock dividends are subject to restrictions under Delaware law.

Shareholders' equity was $7.4 million at September 30, 1999, and will be reduced at October 31, 1999 by $7.8 million, the cost of repurchasing the depositary shares in the second tender offer. Consolidated cash and cash equivalents at September 30, 1999 totaled $31.9 million and will also be reduced by $7.8 million for the tender offer. If a shareholders' deficit results from the second tender offer, payment of dividends is prohibited until such time as positive shareholders' equity is attained and other requirements under Delaware law are met.

Nine Months 1999 Financial Results
Net income was $5.2 million for the first nine months of 1999 and included increased equity in earnings from WEI as a result of the sale of its remaining interest in the Rensselaer Project in the first quarter. Net income for the comparable period in 1998 was $38.6 million and included increased equity in earnings from WEI resulting from the restructuring of the Rensselaer Project power purchase contract. Net income applicable to common shareholders was $3.2 million for the first nine months of 1999 and $35.0 million for the same period in 1998.

Cash used in operating activities was $30.8 million for the first nine months of 1999 compared to cash provided by operating activities of $56.5 million for the same period in 1998. The difference is largely due to the payment of pre-petition liabilities and reorganization costs and the funding of security deposits in 1999, and the cash received from the restructuring of the Rensselaer Project power purchase contract and the termination of the Company's over-funded salaried pension plan in 1998.

Westmoreland will file its third quarter 1999 Form 10-Q with the Securities and Exchange Commission today. Shareholders and others interested in receiving a copy of the third quarter 1999 Form 10-Q or 1998 Form 10-K/A can request copies by writing to the Company at the following address: Westmoreland Coal Company, 2 North Cascade Avenue, 14th Floor, Colorado Springs, CO, 80903. The Forms are also available electronically through the Securities and Exchange Commission's EDGAR system.

Westmoreland Coal Company, headquartered in Colorado Springs, CO, emerged form Chapter 11 on January 4, 1999 satisfying all debt obligations with interest and with its shareholders' interests undiluted. The Company is currently engaged in western Powder River Basin Coal mining through its 80%-owned subsidiary Westmoreland Resources, Inc. and independent power production through its wholly owned subsidiary Westmoreland Energy, Inc. The Company also holds a 20% interest in Dominion Terminal Associates, a coal shipping and terminal facility in Newport News, Virginia.

          This press release (including the discussion of second quarter results and the Company's focus going forward) and the attached financial statements (including the accompanying notes) contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including without limitation: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's access to financing; the Company's ability to successfully identify new business opportunities; funding status of the UMWA Combined Benefit Fund; the Company's ability to achieve anticipated cost savings and profitability targets; changes in the industry; competition; legislative developments; the Company's ability to utilize its tax net operating losses; the ability to reinvest excess cash at an acceptable rate of return; weather conditions;
          the availability of transportation; price of alternative fuels; costs of coal produced by other countries; and, the effect of regulatory and legal proceedings. Other factors that could cause actual results to differ materially from those in the forward-looking statements, or that could contribute to such a difference, are identified in the Company's 1998 Form 10-K/A and the third quarter 1999 Form 10-Q filed with the SEC.

                                 # # #
      For further information contact Diane Jones (719) 442-2600

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Income
----------------------------------------------------------------------------------------------------
                                                                         (Unaudited)
                                                            Three Months Ended     Nine Months Ended
                                                                 September 30,         September 30,
                                                              1999        1998       1999       1998
------------------------------------------------------ ----------- ----------- ---------- ----------
                                                             (in thousands except per share data)
Revenues:
   Coal                                                 $   11,426  $   11,383  $  28,660  $  34,526
   Independent power - equity in earnings                    3,283       4,129     29,990     59,548
   DTA - equity in earnings (share of losses)                 (417)        (27)    (1,135)       218
------------------------------------------------------ ----------- ----------- ---------- ----------
                                                            14,292      15,485     57,515     94,292
------------------------------------------------------ ----------- ----------- ---------- ----------
Costs and expenses:
   Cost of sales - coal                                      9,980       9,771     24,943     29,265
   Depreciation, depletion and amortization                    327         618      1,071      1,855
   Selling and administrative                                1,622       1,640      8,399      4,678
   Heritage costs                                            6,440       3,975     18,917     12,079
   Pension benefit                                             (55)        (53)      (165)      (158)
   Doubtful account recoveries                                 (74)       (725)      (165)      (953)
------------------------------------------------------ ----------- ----------- ---------- ----------
                                                            18,240      15,226     53,000     46,766

Operating income (loss)                                     (3,948)        259      4,515     47,526

Other income (expense):
   Gains on sales of assets                                    364         204        433        391
   Interest expense                                           (298)        (48)      (896)      (143)
   Interest income                                             652           -      1,617          -
   Minority interest                                          (297)       (186)      (672)      (696)
   Other income (expense)                                      293         486        116      1,942
------------------------------------------------------ ----------- ----------- ---------- ----------
Income (loss) from operations before
  reorganization items and income taxes                     (3,234)        715      5,113     49,020

   Reorganization legal and consulting fees                      -      (1,321)         -     (2,756)
   Reorganization interest income                                -       1,102          -      2,430
   Income taxes                                                 99        (197)        54       (197)
------------------------------------------------------ ----------- ----------- ---------- ----------
Income (loss) before cumulative effect of change
  in accounting principle                                   (3,135)        299      5,167     48,497

Cumulative effect of change in accounting
  principle                                                      -           -          -     (9,876)
------------------------------------------------------ ----------- ----------- ---------- ----------

Net income (loss)                                           (3,135)        299      5,167     38,621

Less preferred stock dividends (in arrears)                   (663)     (1,222)    (1,989)    (3,666)
------------------------------------------------------ ----------- ----------- ---------- ----------

Net income (loss) applicable to common
  shareholders                                          $   (3,798) $     (923) $   3,178  $  34,955
====================================================== =========== =========== ========== ==========

Net income (loss) per share applicable to common shareholders:
Before cumulative effect of change in accounting
  principle                                             $    (.54)  $     (.13) $     .45  $    6.44
Cumulative effect of change in accounting
  principle                                                     -            -          -      (1.42)
====================================================== =========== =========== ========== ==========
                                                        $    (.54)  $     (.13) $     .45  $    5.02
====================================================== =========== =========== ========== ==========
Weighted average number of common shares
  outstanding                                                7,033       6,965      7,033      6,965
====================================================== =========== =========== ========== ==========

The foregoing Consolidated Statement of Income should be read in conjunction with the Form 10-Q for the period ending September 30, 1999.